EXHIBIT 10.27


             ACCOUNTS RECEIVABLE PURCHASE MODIFICATION AGREEMENT


     This Accounts Receivable Purchase Modification Agreement is entered into as of December 8, 1998, by and between Integrated Packaging Assembly Corporation (the "Seller") whose address is 2221 Old Oakland Road, San Jose, California 95131 and Silicon Valley Financial Services, a division of Silicon Valley Bank ("Buyer"), whose address is 3003 Tasman Drive, Santa Clara, CA 95054.

1. DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Seller to Buyer, Seller is indebted to Buyer pursuant to, among other documents, a Accounts Receivable Purchase Agreement, dated October 9 , 1998 by and between Seller and Buyer ( the "Accounts Receivable Purchase Agreement"). Capitalized terms used without definition herein shall have the meanings assigned to them in the Accounts Receivable Purchase Agreement.

     Hereinafter, all indebtedness owing by Seller to Buyer shall be referred to as the "Indebtedness" and the Accounts Receivable Purchase Agreement and any and all other documents executed by Seller in favor of Buyer shall be referred to as the "Existing Documents".

2.   DESCRIPTION OF CHANGE IN TERMS.

     A. Modification(s) to Accounts Receivable Purchase Agreement, effective as of December 1, 1998:.

          The first sentence of Section 3.2. shall be amended as follows:

          On each Reconciliation Date Seller shall pay to Buyer a finance charge in an amount equal to 1.25 (%) percent per month of the average daily Account Balance outstanding during the applicable Reconciliation Period
(the "Finance Charges").

          The first sentence of Section 3.3. shall be amended as follows:

          On each Reconciliation Date Seller shall pay to Buyer an administrative fee equal to .50 (%) percent of the face amount of each Purchased Receivable first purchased during that Reconciliation Period (the "Administrative Fee").

          The first sentence of Section 17 shall be amended as follows:

          This Agreement shall be terminated June 1, 1999 unless terminated in writing by Buyer or Seller at a sooner date.

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3.   CONSISTENT CHANGES.  The Existing Documents are each hereby amended wherever necessary to reflect the changes described above.

4. NO DEFENSES OF SELLER. Seller agrees that, as of this date, it has no defenses against the obligations to pay any amounts under the Indebtedness.

5. CONTINUING VALIDITY. Seller understands and agrees that in modifying the existing Indebtedness, Buyer is relying upon Seller's representations, warranties, and agreements, as set forth in the Existing Documents. Except as expressly modified pursuant to this Accounts Receivable Purchase Modification Agreement, the terms of the Existing Documents remain unchanged and in full force and effect. Buyer's agreement to modifications to the existing Indebtedness pursuant to this Accounts Receivable Purchase Modification Agreement in no way shall obligate Buyer to make any future modifications to the Indebtedness. Nothing in this Accounts Receivable Purchase Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Buyer and Seller to retain as liable parties all makers and endorsers of Existing Documents, unless the party is expressly released by Buyer in writing. No maker, endorser, or guarantor will be released by virtue of this Accounts Receivable Purchase Modification Agreement. The terms of this paragraph apply not only to this Accounts Receivable Purchase Modification Agreement, but also to any subsequent Accounts Receivable Purchase modification agreements.



This Accounts Receivable Purchase Modification Agreement is executed as of the date first written above.


SELLER:                             BUYER:

Integrated Packaging Assembly       Silicon Valley Financial Services,
Corporation                         a division of Silicon Valley Bank


By:                                 By:
   --------------------------------    ----------------------------------
Name:                               Name:
     ------------------------------      --------------------------------
Title:                              Title:
      -----------------------------       -------------------------------

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